                                                                       EXHIBIT A

                            AGREEMENT OF JOINT FILING

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other persons signatory below of a statement on Schedule 13D or any amendments thereto, with respect to the common stock of The Brazil Fund, Inc. and that this Agreement be included as an attachment to such filing.

         This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on the 5th day of April, 2004.


                                     THE CARROUSEL FUND LTD.


                                     By: /s/ Bruno Sangle-Ferriere
                                         Name: Bruno Sangle-Ferriere
                                         Title: Attorney-in-fact


                                     THE CARROUSEL FUND II LIMITED


                                     By: /s/ Bruno Sangle-Ferriere
                                         Name: Bruno Sangle-Ferriere
                                         Title: Attorney-in-fact

                                     CARROUSEL CAPITAL LTD.



                                     By: /s/ Bruno Sangle-Ferriere
                                         Name: Bruno Sangle-Ferriere
                                         Title: Director


                                         /s/ Bruno Sangle-Ferriere
                                         Bruno Sangle-Ferriere